Exhibit 21

Subsidiaries of Cleveland-Cliffs Inc

Name of Subsidiary	Jurisdiction of Incorporation or Organization
CALipso Sales Company (3)	Delaware
Centennial Asset Participações Amapá S.A.	Brazil
Cleveland-Cliffs International Holding Company (13) (14)	Delaware
Cleveland-Cliffs Ore Corporation (1) (2)	Ohio
Cliffs and Associates Limited (3)	Trinidad
Cliffs Asia-Pacific Pty Limited (13)	Australia
Cliffs Asia-Pacific Holdings Pty Limited (13)	Australia
Cliffs Australia Coal Pty Ltd (13)	Australia
Cliffs Australia Holdings Pty Ltd (13)	Australia
Cliffs Australia Washplant Operations Pty Ltd (13)	Australia
Cliffs Biwabik Ore Corporation (2)	Minnesota
Cliffs Empire, Inc. (1)	Michigan
Cliffs Erie L.L.C. (8)	Delaware
Cliffs (Gibraltar) Holdings Limited (15)	Gibraltar
Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S. (16)	Luxembourg
Cliffs (Gibraltar) Limited (16)	Gibraltar
Cliffs (Gibraltar) Mather I Limited (14)	Gibraltar
Cliffs International Luxembourg S.à.r.l. (16)	Luxembourg
Cliffs International Lux I S.à.r.l. (14)	Luxembourg
Cliffs International Lux II S.à.r.l. (14)	Luxembourg
Cliffs International Lux IV S.à.r.l. (14)	Luxembourg
Cliffs International Management Company LLC	Delaware
Cliffs International Mineração Brasil Ltda. (14)	Brazil
Cliffs International Participações Brasil Ltda. (14)	Brazil
Cliffs Marquette, Inc. (1) (2)	Michigan
Cliffs Mining Company	Delaware
Cliffs Mining Services Company	Delaware
Cliffs Minnesota Mining Company	Delaware
Cliffs Natural Stone, LLC (11)	Minnesota
Cliffs Oil Shale Corp. (2)	Colorado
Cliffs Reduced Iron Corporation	Delaware
Cliffs Reduced Iron Management Company (4)	Delaware
Cliffs Sales Company	Ohio
Cliffs Synfuel Corp. (2)	Utah
Cliffs TIOP, Inc. (1) (5)	Michigan
Cliffs (US) Mather I LLC (14)	Delaware
Empire Iron Mining Partnership (6)	Michigan
Hibbing Taconite Company, a joint venture (7)	Minnesota
IronUnits LLC	Delaware
Lake Superior & Ishpeming Railroad Company	Michigan
Lasco Development Corporation	Michigan
MMX Amapá Mineração Ltda. (14)	Brazil
Marquette Iron Mining Partnership (2)	Michigan
Marquette Range Coal Services Company (5) (6)	Michigan
Minerais Midway Ltee-Midway Ore Company Ltd. (8)	Quebec, Canada
Northshore Mining Company	Delaware
Pickands Hibbing Corporation (7)	Minnesota
Portman Limited (13)	Australia
Portman Iron Ore Limited (13)	Australia
Republic Wetlands Preserve LLC (2)	Michigan

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Sonoma Coal Project, a joint venture (13)	Australia
Sonoma Mine Management Pty Ltd (13)	Australia
Seignelay Resources, Inc. (8)	Delaware
Silver Bay Power Company (9)	Delaware
Syracuse Mining Company (8)	Minnesota
The Cleveland-Cliffs Iron Company	Ohio
The Cleveland-Cliffs Steamship Company (1)	Delaware
Tilden Mining Company L.C. (5)	Michigan
United Taconite LLC (12)	Delaware
Wabush Iron Co. Limited (8) (10)	Ohio

As of May 23, 2007

(1)	The named subsidiary is a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(2)	Marquette Iron Mining Partnership (“Marquette Partnership”) is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100 percent interest in the Marquette Partnership. Cleveland-Cliffs Ore Corporation also owns 100 percent of Cliffs Biwabik Ore Corporation. The Marquette Partnership owns 100 percent of Cliffs Oil Shale Corp., Cliffs Synfuel Corp. and Republic Wetlands Preserve LLC.

(3)	Cliffs and Associates Limited is a Trinidad corporation. Cliffs Reduced Iron Corporation has an 82.39 percent interest in Cliffs and Associates Limited. CALipso Sales Company is a wholly-owned subsidiary of Cliffs and Associates Limited.

(4)	The named subsidiary is a wholly-owned subsidiary of Cliffs Reduced Iron Corporation, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(5)	Tilden Mining Company L.C. is a Michigan limited liability company. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has an 85 percent interest in Tilden Mining Company L.C. Tilden Mining Company L.C. has a 51 percent interest in Marquette Range Coal Service Company.

(6)	Empire Iron Mining Partnership is a Michigan partnership. The Cleveland-Cliffs Iron Company has a 79 percent indirect interest in the Empire Iron Mining Partnership. Empire Iron Mining Partnership has a 48.57 percent interest in Marquette Range Coal Service Company.

(7)	Cliffs Mining Company has a 10 percent and Pickands Hibbing Corporation, a wholly-owned subsidiary of Cliffs Mining Company, has a 13 percent interest in Hibbing Taconite Company, a joint venture.

(8)	The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(9)	The named subsidiary is a wholly-owned subsidiary of Northshore Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(10)	Wabush Iron Co. Limited is an Ohio corporation. Wabush Iron Co. Limited owns a 26.83 percent interest in Wabush Mines.

(11)	Cliffs Natural Stone, LLC is a Minnesota limited liability company. Cliffs Erie L.L.C., a wholly-owned subsidiary of Cliffs Mining Company, has a 56 percent interest in Cliffs Natural Stone, LLC.

(12)	United Taconite LLC is a Delaware limited liability company. Cliffs Minnesota Mining Company, a wholly-owned subsidiary of Cleveland-Cliffs Inc, has a 70 percent interest in United Taconite LLC.

(13)

Cliffs Asia-Pacific Pty Limited is an Australian corporation. Cliffs Asia-Pacific Holdings Pty Limited owns 100 percent of Cliffs Asia-Pacific Pty Limited. Cliffs Asia-Pacific Pty Limited owns 100 percent of Cliffs Australia Coal Pty Ltd. Cliffs Australia Coal Pty Ltd. owns 100 percent of Cliffs Australia Washplant

Operations Pty Ltd. as well as 8.3 percent of the mining leases of the Sonoma Coal Project, a joint venture, and 45 percent of Sonoma Mine Management Pty Ltd. an Australian corporation, resulting in an effective 45 percent economic interest in the Sonoma Coal Project. Cliffs Asia-Pacific Pty Limited also has an 80.448 percent interest in Portman Limited. Portman Iron Ore Limited is a wholly-owned subsidiary of Portman Limited. Cliffs Asia-Pacific Holdings Pty Limited is a wholly-owned subsidiary of Cleveland-Cliffs International Holding Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc. The name of Cleveland-Cliffs Australia Pty Limited has been changed to Cliffs Asia-Pacific Pty Limited. The name of Cleveland-Cliffs Australia Holdings Pty Limited has been changed to Cliffs Asia-Pacific Holdings Pty Limited. Cliffs Australia Holdings Pty Ltd is a wholly-owned subsidiary of Cleveland-Cliffs International Holding Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(14)	Cliffs International Lux I S.à.r.l. is a Luxembourg limited liability company, which is a wholly-owned subsidiary of Cleveland-Cliffs International Holding Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc. Cliffs International Lux I S.à.r.l. owns 100 percent of Cliffs International Lux II S.à.r.l. Cliffs International Lux II S.à.r.l. owns 100 percent of Cliffs International Lux IV S.à.r.l. Cliffs International Lux IV S.à.r.l. owns 100 percent of Cliffs (US) Mather I LLC, Cliffs (Gibraltar) Mather I Limited and Centennial Asset Participações Amapá S.A. Centennial Asset Participações Amapá S.A. has a 30 percent interest in MMX Amapá Mineração Ltda., which is a Brazilian limited liability company. Cliffs International Lux I S.à.r.l. and Cliffs International Lux II S.à.r.l. each have a 50 percent interest in Cliffs International Mineração Brasil Ltda., which is a Brazilian limited liability company. Cliffs International Lux IV S.à.r.l. and Cliffs (US) Mather I LLC have a combined 100 percent interest in Cliffs International Participações Brasil Ltda., which is a Brazilian limited liability company.

(15)	The named subsidiary is a wholly-owned subsidiary of Cleveland-Cliffs International Holding Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(16)	Cliffs (Gibraltar) Holdings Limited is a Gibraltar limited liability company, which is a wholly-owned subsidiary of Cleveland-Cliffs International Holding Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc. Cliffs (Gibraltar) Holdings Limited owns 100 percent of Cliffs (Gibraltar) Limited, which is a Gibraltar limited liability company. Cliffs (Gibraltar) Holdings Limited and Cliffs (Gibraltar) Limited have a combined 100 percent interest in Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S., which is a Luxembourg corporation. Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S. owns 100 percent of Cliffs International Luxembourg S.à.r.l., which is a Luxembourg limited liability company.